Date of Grant: November 25, 1996

Grantee: Douglas Coltharp

Number of shares: 7,500


                   RESTRICTED STOCK GRANT AGREEMENT
                      UNDER THE PROFFITT'S, INC.
                     1994 LONG-TERM INCENTIVE PLAN

     PROFFITT'S, INC., a Tennessee corporation (the "Company"), hereby grants to the person named above (the "Grantee") a conditional grant (the "Grant") of the number of shares of common stock of the Company listed above (the "Shares"), subject in all respects to the terms of this agreement (the "Agreement") and the Company's 1994 LONG-TERM INCENTIVE PLAN (the "Plan"), which is incorporated herein.

     1. Restrictions and Return Provisions. The Shares shall be subject to the following restrictions:

          (a) Except as permitted in paragraph 5 of this Agreement, neither this Grant nor the Shares issued hereunder may be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered prior to delivery of a certificate for unrestricted Shares to the Grantee pursuant to paragraph 3(b) of this Agreement.

          (b) The restricted Shares shall be returned to the Company, and all rights of the Grantee to such restricted Shares shall terminate without any payment by the Company to the Grantee, if (I) the Grantee voluntarily terminates employment with the Company, or (ii) the Company terminates the Grantee's employment for "cause," as defined in the Grantee's employment contract.

     2. Lapsing of Restrictions. The Restrictions on the Shares covered hereby shall lapse in the following ways:

          (a) Restrictions shall lapse as a function of the Company's achieving certain performance goals, as determined by the Stock Option Committee of the Board of Directors (the "Committee"). Shares shall be earned on the basis of achievement of those goals for fiscal years 1997, 1998, and 1999. Those performance goals, as currently formulated, are attached as an addendum to this agreement. The Committee shall have the unilateral authority to modify or change those goals and to determine whether the goals have been achieved. In the exercise of such discretion, the Committee may consider any matter relevant to those performance goals, including but not limited to, extraordinary gains or losses, mergers and acquisitions, changes in accounting methods, and changes in company policies. Within 90 days after the end of each fiscal year, the Committee shall inform the Grantee as to the number of Shares earned for that fiscal year. The Committee's decision is conclusive and binding upon the Grantee.

          (b) With regard to Shares earned in accordance with paragraph 2(a) ("Earned Shares"), restrictions shall be removed from 25% of such Earned Shares at the time they are earned, and restrictions shall be removed from an additional 25% of such Earned Shares at the end of each of the following three fiscal years.

          (c) Upon a "Change in Control" as defined in the Plan, all restrictions on all Shares shall be removed.

          (d) Upon the Grantee's death or disability, all remaining restrictions on Earned Shares shall be removed.

          (e) The Committee shall have the discretionary authority to remove any and all restrictions at any time.

          (f) Any remaining restrictions on the Shares shall automatically lapse ten (10) years after the date of this Grant.

     3. Certificates. In order to enforce the restrictions, the following procedures shall apply:

          (a) The certificate issued for the Shares subject to this Grant shall be registered in the name of the Grantee and deposited by him or her, with the Company. The grantee shall also deposit with the Company, at its request, a stock power endorsed in blank covering restricted shares. Unless and until Shares are returned to the Company as provided herein, the Grantee shall be entitled to vote all Shares, receive all cash dividends with respect thereto, and otherwise be treated as a shareholder with respect to such Shares. All other distributions with respect to the Shares, including, without limitation, shares received as a result of a stock dividend, stock split, combination of shares or otherwise, shall be retained by the Company in escrow or, if delivered to the Grantee, the Grantee shall deposit such distribution with the Company in escrow pursuant to this paragraph 3(a).

          (b) When all restrictions lapse with regard to a number of Shares, the Company shall promptly cancel the stock certificate and issue two certificates representing the remaining restricted Shares and the unrestricted Shares (without a restrictive legend). The certificate for unrestricted Shares shall be delivered to the Grantee, and the certificate for the remaining restricted Shares shall remain on deposit with the Company.

          (c) Each certificate issued in respect of the Shares subject to this Grant shall bear the following legend until the restrictions lapse:

     THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING RETURN OF THE SHARES TO PROFFITT'S, INC.) CONTAINED IN A RESTRICTED STOCK GRANT AGREEMENT UNDER THE PROFFITT'S, INC. 1994 LONG-TERM INCENTIVE PLAN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION.

     4.   General Provisions.

          (a) The Grantee acknowledges that he or she shall comply with this Agreement and applicable securities laws if he or she decides to offer or dispose of any Shares. The Company may require the Grantee to make any other representation and warranty to the Company as may be appropriate or required by any law or regulation.

          (b) Nothing in this Agreement shall confer upon the Grantee any right to continued employment with the Company. Any such right must be found in a separate written employment contract.

          (c) The Committee's determinations on all matters arising out of this Agreement are subject to the approval or disapproval of the Company's Board of Directors.

     5. Non-transferability of Grant. This Grant may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution.

     6.   Withholding.

          (a) Prior to the delivery of certificates representing unrestricted Shares under paragraph 3(b), the Grantee shall remit to the Company an amount sufficient to satisfy any federal, state or local tax-withholding requirements. The Grantee may satisfy the withholding requirement in whole or in part by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the "Tax Date"). Such election must be made prior to the Tax Date and must comply with all applicable securities laws and other legal requirements, as interpreted by the Committee.

          (b) The Company reserves the right to make whatever further arrangements it deems appropriate for the withholding of any taxes in connection with any transaction contemplated by this Agreement.

     7. Adjustments in Shares. In the event of any change in the outstanding common stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, stock split, combination of shares, exchange of shares, or the like, the Committee shall make equitable adjustments to the restricted Shares.

     8. Tax Elections. The Grantee agrees not to make an election in accordance with Section 83(b) of the Internal Revenue Code to include in the Grantee's gross income the value of the Shares in the year of this agreement.

     9. Merger and Amendment. This Agreement supersedes any other agreement, written or oral, between the parties with respect to the subject matter hereof. This Agreement may only be amended with the consent of the Committee and a written instrument executed by the Company and the Grantee.

     10. Grantee Acknowledgment. Grantee acknowledges receipt of a copy of the Plan, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Grant subject to all the terms and provisions thereof. Grantee hereby agrees to accept as binding the decisions and interpretations of the Committee upon any question arising under this Agreement or the Plan.


                                   PROFFITT'S, INC.


                                   By: ______________________________
                                        James A. Coggin
                                   Its: President



                                   __________________________________
                                        Douglas Coltharp
                                        Grantee